As filed with the Securities and Exchange Commission on February 13, 2012

Registration Nos. 333-576 & 333-159387

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3263626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

440 Lincoln Street

Worcester, MA 01653

(Address of principal executive offices, including zip code)

The Hanover Insurance Group

Retirement Savings Plan

(formerly the First Allmerica Financial Life Insurance

Company Employees’ 401(k) Matched Savings Plan)

(Full title of the plan)

J. Kendall Huber

Executive Vice President and General Counsel

440 Lincoln Street

Worcester, MA 01653

(508) 855-1000

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Julie H. Jones, Esq.

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

617-951-7000

617-951-7050 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY STATEMENT

The Hanover Insurance Group, Inc. (the “Registrant”) is filing this post-effective amendment to deregister all shares of Common Stock, par value $.01 per share, of the Registrant originally registered pursuant to the registration statements on Form S–8 filed January 24, 1996 and May 21, 2009 (Registration Nos. 333-576 and 333-159387) for issuance under The Hanover Insurance Group Retirement Savings Plan (the “Retirement Savings Plan”) that remain unsold as of the date hereof. No additional shares will be issued under the Retirement Savings Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, The Commonwealth of Massachusetts, on this 13th day of February, 2012.

THE HANOVER INSURANCE GROUP, INC.

By:	/s/ David B. Greenfield
David B. Greenfield
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Frederick H. Eppinger	Director, President and Chief Executive Officer	February 13, 2012
Frederick H. Eppinger	(Principal Executive Officer)

/s/ David B. Greenfield	Executive Vice President and Chief Financial	February 13, 2012
David B. Greenfield	Officer (Principal Financial and Accounting Officer)

/s/ Michael P. Angelini	Director	February 13, 2012
Michael P. Angelini

/s/ John J. Brennan	Director	February 13, 2012
John J. Brennan

/s/ P. Kevin Condron	Director	February 13, 2012
P. Kevin Condron

/s/ Neal F. Finnegan	Director	February 13, 2012
Neal F. Finnegan

/s/ David J. Gallitano	Director	February 13, 2012
David J. Gallitano

/s/ Wendell J. Knox	Director	February 13, 2012
Wendell J. Knox

Signature	Title	Date

/s/ Robert J. Murray	Director	February 13, 2012
Robert J. Murray

/s/ Joseph R. Ramrath	Director	February 13, 2012
Joseph R. Ramrath

/s/ Harriett Tee Taggart	Director	February 13, 2012
Harriett Tee Taggart